FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-12

NEW ISSUE CMBS:$1,301MM MORGAN STANLEY BofA MERRILL LYNCH SERIES 2014-C19
CO-LEAD MANAGERS & BOOKRUNNERS: MORGAN STANLEY & BofA MERRILL LYNCH
CO-MANAGER: CIBC, DREXEL HAMILTON

PUBLICLY OFFERED CERTIFICATES

CLASS	DBRS/KBRA/MOODYS	SIZE($MM)	PRICE	WAL(YRS)	SPREAD	COUPON	YIELD
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$50.900	2.82	S+38	1.573	1.5565	99.99788
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$293.600	4.84	S+70	3.101	2.4308	102.99615
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$111.600	7.37	S+77	3.326	2.8711	102.99554
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$240.000	***NOT AVAILABLE***
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$333.319	9.85	S+85	3.526	3.1761	102.99835
A-S	AAA(sf)/AAA(sf)/Aa1(sf)	$91.913	9.94	S+115	3.832	3.4829	102.99385
B	AA(sf)/AA(sf)/Aa3(sf)	$71.692	9.99	S+135	4.000	3.6866	102.69694
C	A(low)(sf)/A-(sf)/NR	$108.456	9.99	S+210	4.000	4.4366	96.64615

B&D: MS
SETTLE: 12/19

-------------------------------------------------------------------------------
Content prepared by sales/trading for institutions. NOT:    research; independent/impartial; a recommendation or basis  to consider MS a fiduciary or any type of advisor. Content  changes without notice; is proprietary/indicative only      (esp. prices, which are not for use by others) and is an    invitation to consider a swap transaction under CFTC Rules  1.71/23.605 (but not an offer to enter a transaction or     buy/sell any instrument). MS may take conflicting actions   incl. trading before/after sending, market making, lending, advising or other services for instruments/issuers          mentioned. Views may differ from others at MS; no           representation of accuracy/completeness is made. Full terms at ms.com/disclaimers.
--------------------------------------------------------------------------------